Exhibit 99.1

Fluor Corporation	Brian Mershon / Brett Turner
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 / 864-281-6976 tel

469.398.7000 main tel	Geoff Telfer / Jason Landkamer
Investor Relations
469.398.7070 / 469.398.7222 tel

News Release

FLUOR REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

IRVING, TEXAS — February 17, 2017 — Fluor Corporation (NYSE: FLR) today announced financial results for its fiscal year ended December 31, 2016. Including adverse fourth quarter tax effects of $45 million, or $0.32 per diluted share, primarily as a result of new IRS regulations approved on December 7, 2016, earnings from continuing operations attributable to Fluor for full year 2016 were $281 million, or $2.00 per diluted share. Excluding these adverse tax effects, the company reported a net profit from continuing operations of $326 million, or $2.32 per diluted share. This compares to 2015 earnings from continuing operations attributable to Fluor of $418 million, or $2.85 per diluted share. Consolidated segment profit for the year was $744 million, compared to $1.0 billion a year ago. Revenue of $19.0 billion in 2016 compares to $18.1 billion in the prior year. As described in the pre-announcement release dated February 10, 2017, the adverse tax effects of $45 million relate to the inability to deduct or otherwise benefit certain foreign losses.

Full year new awards were $21 billion, including $8.4 billion in Energy, Chemicals & Mining, $6.2 billion in Industrial, Infrastructure & Power, $4.6 billion in Government and $1.8 billion in Maintenance, Modification & Asset Integrity. This compares to $21.8 billion in new awards in 2015. Consolidated backlog at year-end was $45 billion, compared with $44.7 billion a year ago, reflecting growth in the Government and Industrial, Infrastructure & Power segments.

“In 2016 we set the foundation to expand our presence in the markets we serve. This includes our acquisition of Stork, our investment in a fabrication facility in China and the submission of NuScale’s small modular reactor application to the NRC. We were also pleased with the improved slate of opportunities in infrastructure and mining,” said David Seaton, Fluor chairman and chief executive officer.

Corporate G&A expense for 2016 was $191 million, compared with $168 million a year ago, including Stork transaction and integration costs and other organizational realignment expenses, partially offset by foreign currency exchange gains. Fluor’s cash and marketable securities at the end of the year was $2.1 billion. During 2016, the company generated $706 million in cash flow from operating activities and paid out $118 million in dividends.

Outlook

The company is maintaining its EPS guidance for 2017 at the previously announced range of $2.75 to $3.25 per diluted share.

Business Segments

Fluor’s Energy, Chemicals & Mining segment reported a segment profit of $401 million, compared to a segment profit of $867 million in 2015. Results for the year reflect a $265 million pre-tax charge on a petrochemical facility in the United States. Revenue for 2016 was $9.8 billion, down from $11.9 billion in the previous year, primarily due to a decline in project activity in the mining and metals business line.

Full year new awards in 2016 totaled $8.4 billion, compared to $12.0 billion in 2015. In the fourth quarter, the segment booked new awards of $1.0 billion, including a bauxite mine in Guinea. Ending backlog was $21.8 billion compared to $29.4 billion a year ago.

The Industrial, Infrastructure & Power segment reported segment profit of $136 million, compared to a $45 million loss in 2015. Segment profit for 2015 included a charge related to a gas-fired power plant in Brunswick County, Virginia. Revenue for 2016 increased 81 percent to $4.1 billion from $2.3 billion a year ago. Results for the year reflect increased project activity in the power business line. Full year new awards in 2016 totaled $6.2 billion compared to $7.1 billion in 2015. New awards in the fourth quarter were $1.3 billion including a contract for the Novo Nordisk active pharmaceutical ingredient facility in North Carolina. Year-end backlog was $15.1 billion, up 56 percent from $9.7 billion a year ago. Ending backlog reflects new infrastructure awards and project adjustments to the power business line.

The Government group reported segment profit of $85 million, compared to $83 million a year ago. Revenue for 2016 was $2.7 billion, compared to $2.6 billion a year ago. New awards totaled $4.6 billion for the year, up from $1.4 billion in 2015. Awards in 2016 include large multi-year awards for nuclear decommissioning and cleanup projects. Fourth quarter 2016 new awards were $101 million and ending backlog was $5.2 billion, up 46 percent from $3.6 billion a year ago.

The Maintenance, Modification & Asset Integrity segment reported segment profit of $122 million for 2016, compared to $127 million a year ago. Revenue for the year was $2.5 billion, compared to $1.4 billion in 2015 and reflects ten months of contribution from the Stork business. Full year new awards in 2016 totaled $1.8 billion compared to $1.4 billion in 2015. New awards in the fourth quarter were $357 million and ending backlog was $2.9 billion, up 36 percent from $2.1 billion a year ago.

Fourth Quarter Results

Earnings for the fourth quarter of 2016 were $70 million, or $0.50 per diluted share. Excluding the adverse tax effects previously mentioned, the company reported a net profit from continuing operations of $115 million, or $0.82 per diluted share. For the fourth quarter of 2015, the company reported a loss of $51 million, or $0.36 per diluted share. However, excluding non-operating pension settlement expenses of $147 million, or $1.04 per diluted share after-tax, the company had a net profit from continuing operations of $96 million, or $0.68 per diluted share for the fourth quarter of 2015. Segment profit for the fourth quarter of 2016 was $249 million, up from $234 million a year ago. Corporate G&A expenses in the fourth quarter of 2016 were $56 million, compared with $54 million a year ago. Revenue for the quarter was $5.0 billion and new awards were $2.8 billion.

Fourth Quarter and Year-End Conference Call

Fluor will host a conference call at 9:00 a.m. Eastern time on Friday, February 17, which will be webcast live on the Internet and can be accessed by logging onto http://investor.fluor.com. A supplemental slide presentation will be available shortly before the call begins. The webcast and presentation will be archived for 30 days following the call.

Non-GAAP Financial Measure

This press release contains a discussion of consolidated segment profit that would be deemed a non-GAAP financial measure under SEC rules. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; interest expense; interest income; domestic and foreign income taxes; other non-operating income and expense items; and loss from discontinued operations. The company believes that consolidated segment profit provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. A reconciliation of this measure to earnings from continuing operations before taxes is included in the press release tables. This press release also contains a discussion of net profit from continuing operations (and net profit per diluted share), excluding certain expenses relating to the settlement of the U.S. defined benefit pension plan that would be deemed a non-GAAP financial measure. The company believes the exclusion of the pension expense allows investors to evaluate its ongoing earnings potential on a normalized basis and make meaningful period-over-period comparisons.

This press release also contains a discussion of earnings from continuing operations (and net earnings per diluted share), excluding the adverse tax effects on certain foreign losses that would be deemed a non-GAAP financial measure.  The company believes the exclusion of the impact from these tax effects is appropriate because it allows investors to better evaluate the company’s earnings from operations and make meaningful period-over-period comparisons.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company that designs, builds and maintains capital-efficient facilities for its clients on six continents. For more than a century, Fluor has served our clients by delivering innovative and integrated solutions across the globe. With headquarters in Irving, Texas, Fluor ranks 155 on the FORTUNE 500 list with revenue of $19 billion in 2016 and has more than 60,000 employees worldwide. For more information, please visit www.fluor.com or follow us on Twitter @FluorCorp.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management “believes,” “expects,” is “positioned” or other similar expressions). These forward-looking statements, including statements relating to future growth, backlog, earnings and the outlook for the Company’s business are based on current management expectations and involve risks and uncertainties. Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves, including the Company’s Energy, Chemicals & Mining commodity-based segment; the Company’s failure to receive new contract awards; the Company’s failure to meet cost and schedule estimates; difficulties or delays incurred in the execution of contracts, including those caused by the performance of the Company’s clients, subcontractors, suppliers and joint venture or teaming partners; client cancellations of, or scope adjustments to, existing contracts; intense competition in the industries in which we operate; current economic conditions affecting our clients, partners, subcontractors and suppliers; foreign economic and political uncertainties; failure of our joint venture or other partners, suppliers or subcontractors to perform their obligations; cyber-security breaches; failure to obtain favorable results in existing or future litigation or dispute resolution proceedings or claims; client delays or defaults in making payments; failure to meet timely completion or performance standards; liabilities arising from faulty services; risks or uncertainties associated with events outside of our control, including weather conditions; the Company’s failure, or the failure of our agents or partners, to comply with laws; the potential impact of certain tax matters; possible information technology interruptions or inability to protect intellectual property; new or changing legal requirements; liabilities associated with the performance of nuclear services; foreign exchange risks; the inability to hire and retain qualified personnel; failure to maintain safe worksites and international security risks; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; possible limitations on bonding or letter of credit capacity; risks or uncertainties associated with acquisitions, dispositions and investments; risks arising from the inability to successfully integrate acquired businesses; and the Company’s ability to secure appropriate insurance. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K filed on February 17, 2017. Such filings are available either publicly or upon request from Fluor’s Investor Relations Department: (469) 398-7070. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED DECEMBER 31	2016	2015
Revenue	$4,989.6	$4,370.7
Cost and expenses:
Cost of revenue	4,740.5	4,118.3
Pension settlement charge	—	230.5
Corporate general and administrative expense	56.2	53.6
Interest expense, net	14.2	7.6
Total cost and expenses	4,810.9	4,410.0
Earnings (loss) from continuing operations before taxes	178.7	(39.3)
Income tax expense (benefit)	107.7	(6.9)
Earnings (loss) from continuing operations	71.0	(32.4)
Loss from discontinued operations, net of taxes	—	(0.6)
Net earnings (loss)	71.0	(33.0)
Less: Net earnings attributable to noncontrolling interests	0.5	18.4
Net earnings (loss) attributable to Fluor Corporation	$70.5	$(51.4)

Amounts attributable to Fluor Corporation:
Earnings (loss) from continuing operations	$70.5	$(50.8)
Loss from discontinued operations, net of taxes	—	(0.6)
Net earnings (loss)	$70.5	$(51.4)

Basic earnings (loss) per share attributable to Fluor Corporation:
Earnings (loss) from continuing operations	$0.51	$(0.36)
Loss from discontinued operations, net of taxes	—	—
Net earnings (loss)	$0.51	$(0.36)
Weighted average shares	139.3	140.9

Diluted earnings (loss) per share attributable to Fluor Corporation:
Earnings (loss) from continuing operations	$0.50	$(0.36)
Loss from discontinued operations, net of taxes	—	—
Net earnings (loss)	$0.50	$(0.36)
Weighted average shares	141.1	140.9

New awards	$2,824.5	$7,835.7
Backlog	$45,011.9	$44,726.1
Work performed	$4,881.5	$4,246.8

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

YEAR ENDED DECEMBER 31	2016	2015
Revenue	$19,036.5	$18,114.0
Cost and expenses:
Cost of revenue	18,246.2	17,019.3
Gain related to a partial sale of a subsidiary	—	(68.2)
Pension settlement charge	—	239.9
Corporate general and administrative expense	191.1	168.3
Interest expense, net	52.6	28.1
Total cost and expenses	18,489.9	17,387.4
Earnings from continuing operations before taxes	546.6	726.6
Income tax expense	219.2	245.9
Earnings from continuing operations	327.4	480.7
Loss from discontinued operations, net of taxes	—	(5.7)
Net earnings	327.4	475.0
Less: Net earnings attributable to noncontrolling interests	46.0	62.5
Net earnings attributable to Fluor Corporation	$281.4	$412.5

Amounts attributable to Fluor Corporation:
Earnings from continuing operations	$281.4	$418.2
Loss from discontinued operations, net of taxes	—	(5.7)
Net earnings	$281.4	$412.5

Basic earnings (loss) per share attributable to Fluor Corporation:
Earnings from continuing operations	$2.02	$2.89
Loss from discontinued operations, net of taxes	—	(0.04)
Net earnings	$2.02	$2.85
Weighted average shares	139.2	144.8

Diluted earnings (loss) per share attributable to Fluor Corporation:
Earnings from continuing operations	$2.00	$2.85
Loss from discontinued operations, net of taxes	—	(0.04)
Net earnings	$2.00	$2.81
Weighted average shares	140.9	146.7

New awards	$20,959.2	$21,846.2
Backlog	$45,011.9	$44,726.1
Work performed	$18,612.2	$17,614.9

FLUOR CORPORATION

Unaudited

BUSINESS SEGMENT FINANCIAL REVIEW AND U.S. GAAP RECONCILIATION

($ in millions)

THREE MONTHS ENDED DECEMBER 31	2016		2015 (1)
Revenue
Energy, Chemicals & Mining	$2,509.1		$2,818.2
Industrial, Infrastructure & Power	1,122.9		540.3
Government	694.9		647.6
Maintenance, Modification & Asset Integrity	662.7		364.6
Total revenue	$4,989.6		$4,370.7

Segment profit (loss) $ and margin % (3)
Energy, Chemicals & Mining	$153.7	6.1%	$211.0	7.5%
Industrial, Infrastructure & Power (2)	44.1	3.9%	(29.6)	(5.5)%
Government	19.6	2.8%	21.1	3.3%
Maintenance, Modification & Asset Integrity	31.2	4.7%	31.5	8.6%
Total segment profit $ and margin %	$248.6	5.0%	$234.0	5.4%

Pension settlement charge	—		(230.5)
Corporate general and administrative expense	(56.2)		(53.6)
Interest expense, net	(14.2)		(7.6)
Earnings attributable to noncontrolling interests	0.5		18.4
Earnings (loss) from continuing operations before taxes	$178.7		$(39.3)

YEAR ENDED DECEMBER 31	2016		2015 (1)
Revenue
Energy, Chemicals & Mining	$9,754.2		$11,865.4
Industrial, Infrastructure & Power	4,094.5		2,264.0
Government	2,720.0		2,557.4
Maintenance, Modification & Asset Integrity	2,467.8		1,427.2
Total revenue	$19,036.5		$18,114.0

Segment profit (loss) $ and margin % (3)
Energy, Chemicals & Mining	$401.5	4.1%	$866.6	7.3%
Industrial, Infrastructure & Power (2)	135.8	3.3%	(44.9)	(2.0)%
Government	85.1	3.1%	83.1	3.2%
Maintenance, Modification & Asset Integrity	121.9	4.9%	127.4	8.9%
Total segment profit $ and margin %	$744.3	3.9%	$1,032.2	5.7%

Gain related to a partial sale of a subsidiary	—		68.2
Pension settlement charge	—		(239.9)
Corporate general and administrative expense	(191.1)		(168.3)
Interest expense, net	(52.6)		(28.1)
Earnings attributable to noncontrolling interests	46.0		62.5
Earnings from continuing operations before taxes	$546.6		$726.6

(1) During the first quarter of 2016, the company changed the composition of its reportable segments to better reflect the diverse end markets that the company serves. Segment operating information for 2015 has been recast to reflect these changes.

(2) Includes research and development expenses associated with NuScale totaling $22 million and $15 million for three months ended December 31, 2016 and 2015, respectively, and $92 million and $80 million for the years ended December 31, 2016 and 2015, respectively.

(3) Segment profit margin % is calculated as segment profit divided by segment revenue.

FLUOR CORPORATION

Unaudited

SELECTED BALANCE SHEET ITEMS

($ in millions, except per share amounts)

	DECEMBER 31,	DECEMBER 31,
	2016	2015
Cash and marketable securities, including noncurrent	$2,105.0	$2,367.6
Total current assets	5,610.3	5,105.4	(1)
Total assets	9,216.4	7,625.4	(1)
Total short-term debt	82.2	—
Total current liabilities	3,816.0	2,935.4
Long-term debt	1,517.9	986.6	(1)
Shareholders’ equity	3,125.2	2,997.3

SELECTED CASH FLOW ITEMS

($ in millions)

YEAR ENDED DECEMBER 31	2016	2015

Cash provided by operating activities	$705.9	$849.1

Investing activities
Net (purchases) sales and maturities of marketable securities	162.1	25.3
Capital expenditures	(235.9)	(240.2)
Proceeds from disposal of property, plant and equipment	81.1	94.3
Proceeds from sale of buildings	—	82.1
Proceeds from a partial sale of a subsidiary	—	45.6
Investments in partnerships and joint ventures	(518.2)	(91.1)
Acquisitions, net of cash acquired	(240.7)	—
Other items	10.2	17.5
Cash utilized by investing activities	(741.4)	(66.5)

Financing activities
Repurchase of common stock	(9.7)	(509.7)
Dividends paid	(118.0)	(125.2)
Proceeds from issuance of 1.75% Senior Notes	552.9	—
Debt issuance costs	(3.5)	—
Repayment of Stork Notes, convertible debt and other borrowings	(333.7)	(28.4)
Borrowings under revolving lines of credit	882.1	—
Repayment of borrowings under revolving lines of credit	(917.0)	—
Distributions paid to noncontrolling interests, net of capital contributions	(48.8)	(53.7)
Other Items	(14.7)	(11.2)
Cash utilized by financing activities	(10.4)	(728.2)

Effect of exchange rate changes on cash	(53.6)	(97.6)

Decrease in cash and cash equivalents	$(99.5)	$(43.2)

Depreciation	$211.1	$188.7

(1) Certain amounts in 2015 have been reclassified to conform to the 2016 presentation due to the implementation of new accounting pronouncements.

FLUOR CORPORATION

Supplemental Fact Sheet

Unaudited

NEW AWARDS

($ in millions)

THREE MONTHS ENDED DECEMBER 31	2016		2015 (1)

Energy, Chemicals & Mining	$1,027	36%	$2,159	28%
Industrial, Infrastructure & Power	1,339	47%	5,161	66%
Government	101	4%	352	4%
Maintenance, Modification & Asset Integrity	357	13%	164	2%
Total new awards	$2,824	100%	$7,836	100%

YEAR ENDED DECEMBER 31	2016		2015 (1)

Energy, Chemicals & Mining	$8,422	40%	$11,981	55%
Industrial, Infrastructure & Power	6,200	30%	7,064	33%
Government	4,562	22%	1,429	6%
Maintenance, Modification & Asset Integrity	1,775	8%	1,372	6%
Total new awards	$20,959	100%	$21,846	100%

BACKLOG TRENDS

($ in millions)

AS OF DECEMBER 31	2016		2015 (1)

Energy, Chemicals & Mining	$21,831	48%	$29,365	66%
Industrial, Infrastructure & Power	15,115	34%	9,682	21%
Government	5,194	12%	3,560	8%
Maintenance, Modification & Asset Integrity	2,872	6%	2,119	5%
Total backlog	$45,012	100%	$44,726	100%

United States	$23,188	52%	$18,167	41%
The Americas (excluding the United States)	3,135	7%	10,530	23%
Europe, Africa and the Middle East	16,732	37%	13,351	30%
Asia Pacific (including Australia)	1,957	4%	2,678	6%
Total backlog	$45,012	100%	$44,726	100%

(1) During the first quarter of 2016, the company changed the composition of its reportable segments to better reflect the diverse end markets that the company serves. New awards and backlog for 2015 have been recast to reflect these changes.